                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                 [COMPANY NAME]
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 [COMPANY NAME]
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(j), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                      RODMAN & RENSHAW CAPITAL GROUP, INC.
                             233 SOUTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312)526-2000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 24, 1996

TO THE STOCKHOLDERS OF RODMAN & RENSHAW CAPITAL GROUP, INC.:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Rodman & Renshaw Capital Group, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, September 24, 1996, at 9:00 A.M., at the offices of the Company on the 45th Floor of the Sears Tower, 233 South Wacker Drive, Chicago, Illinois for the following purposes:

          1. To elect 16 directors to serve until the next Annual Meeting of Stockholders, or until their respective successors have been duly elected and qualified.

          2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Company and its subsidiaries for the December 31, 1996 fiscal year.

          3. To transact such other business as may properly be brought before the Annual Meeting and any adjournments thereof.

     Holders of record of Common Stock of the Company at the close of business on August 20, 1996 will be entitled to notice of and will be eligible to vote on all matters presented at the Annual Meeting and any adjournments thereof. A list of such stockholders will be available for inspection at the Company's executive offices beginning ten days prior to the Annual Meeting. The Company's executive offices currently are located at 233 South Wacker Drive, Chicago, Illinois 60606.

                                          By order of the Board of Directors,

                                          Gilbert R. Ott, Jr.
                                          -------------------
                                          Gilbert R. Ott, Jr.
                                          Secretary
August 23, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT SUCH MEETING. YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU ATTEND THE MEETING.

                      RODMAN & RENSHAW CAPITAL GROUP, INC.
                             233 SOUTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 526-2000

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

                         Annual Meeting of Stockholders
                               September 24, 1996

                           -------------------------

     This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are being furnished to the stockholders of Rodman & Renshaw Capital Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, September 24, 1996, at 9:00 A.M., at the offices of the Company on the 45th floor of the Sears Tower, 233 South Wacker Drive, Chicago, Illinois, and any adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting. These proxy materials are being mailed on or about August 23, 1996 to holders of record of the Company's Common Stock at the close of business on August 20, 1996.

     A proxy may be revoked by a stockholder prior to its exercise by written notice to the Secretary of the Company, by submission to the Secretary of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the stockholder appointing the proxy will not revoke the appointment. If not revoked, a properly executed and returned proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the stockholder, or, if no instructions are indicated, will be voted FOR the slate of directors who have been nominated to the Board of Directors for a term ending at the next annual meeting, FOR ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the December 31, 1996 year and, as to any other matter that may be brought before the Annual Meeting, in accordance with the judgement of the person or persons voting the same.

     All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such materials.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, par value $.09 per share ("Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). As of July 31, 1996, there were 6,645,802 shares of Common Stock issued and outstanding. As of the same date, there were 145 shares of Preferred Stock issued and outstanding.

     Holders of record of the Company's Common Stock at the close of business on August 20, 1996 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Each holder of Common Stock is entitled to one vote per share for the election of directors and on all other matters to be voted on by the Company's stockholders. Inasmuch as each share of Common Stock is entitled to one vote, the total voting power of all such outstanding shares of Common Stock as of July 31, 1996 was therefore 6,645,802 votes.

     Holders of Common Stock may not cumulate their votes in the election of directors. Therefore, holders of Common Stock entitled to exercise more than 50% of the voting rights are able to elect all of the directors to be elected at the Annual Meeting, to ratify the appointment of independent auditors and to cast a sufficient number of votes to control the affairs of the Company subject to a vote of stockholders. Abaco Casa de Bolsa, S.A. de C.V., Abaco Grupo Financiero ("Abaco"), which holds approximately 70% of the outstanding Common Stock, has advised the Company that it intends to vote its shares for the election of the nominees described under the caption "Proposal 1
- -- Election of Directors" and for ratification of the appointment of Coopers & Lybrand L.L.P.

     The presence in person or by proxy at the Annual Meeting of the holders of a majority of the issued and outstanding shares of Common Stock shall constitute a quorum. Election of a director requires the affirmative vote of the holders of a plurality of the Common Stock present in person, or represented by proxy, at a meeting (at which a quorum is present). Therefore, the 16 persons receiving the greatest number of votes shall be elected as directors. Since only affirmative votes count for this purpose, withheld votes and broker non-votes will not affect the outcome, except that they will count in determining the presence of a quorum.

     With respect to the proposal to ratify the appointment of Coopers & Lybrand L.L.P., a stockholder may mark the accompanying form of proxy to (i) vote for the proposal, (ii) vote against the proposal or (iii) abstain from voting on the proposal. Assuming that a quorum is present at the Annual Meeting, the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote on the matter is required for approval of the proposal. Broker non-votes and proxies marked to abstain from voting with respect to the proposal will have the legal effect of voting against the proposal.

     The following table sets forth information as of July 31, 1996 concerning the beneficial ownership of the Company's Common Stock by (i) each stockholder owning more than 5% of the outstanding Common Stock, (ii) each director of the Company and each nominee for election as director; (iii) each of the named executive officers (as listed in the Summary Compensation Table below) and (iv) all current directors and executive officers of the Company as a group.

                                                                         AMOUNT AND
                                                                         NATURE OF
                                                                         BENEFICIAL       PERCENT
IDENTITY OF HOLDER                                                      OWNERSHIP(1)    OF CLASS(2)
- ------------------                                                      ------------    -----------
Abaco(3).............................................................     4,625,788         69.6%
Torre Confia
Av. San Jeronimo 999 Pte.
Monterrey, N.L. Mexico
The business address for each of the following persons is:
Rodman & Renshaw, Inc.
233 South Wacker Drive, Ste 4500
Chicago, Illinois 60606
Alexander C. Anderson(4).............................................             0           --
Ernesto Arechavala(4)................................................             0           --
Peter Boneparth......................................................         5,000            *
Eduardo Camarena Legaspi(4)..........................................             0           --
Charles W. Daggs, III................................................        50,000            *
William C. Dennis....................................................             0           --
Jorge Antonio Garcia Garza(4)........................................             0           --
Francis L. Kirby.....................................................         1,000            *
Jorge Lankenau Rocha(4)..............................................             0           --
Edwin J. McGuinn, Jr.................................................         9,000            *
Thomas E. Meade......................................................        15,000            *
F. Rodrigo Padilla(4)................................................             0           --

                                                                         AMOUNT AND
                                                                         NATURE OF
                                                                         BENEFICIAL       PERCENT
IDENTITY OF HOLDER                                                      OWNERSHIP(1)    OF CLASS(2)
- ------------------                                                      ------------    -----------
Richard Pigott.......................................................        15,500            *
Federico Richardson Lamas(4).........................................             0           --
David S. Ruder.......................................................        25,000            *
Joseph P. Shanahan(4)................................................             0           --
All current directors and executive officers as a group (17
  persons)(4)........................................................       120,500          1.8%

- ---------------
 *  Less than 1%

(1) Includes 95,000 shares of Common Stock subject to stock options under the Company's 1994 Stock Option Plan or Non-Employee Director Stock Option Plan exercisable within 60 days after July 31, 1996, as follows: Mr. Meade, 15,000; Mr. Pigott, 15,000; Mr. Ruder, 15,000; Mr. Daggs, 50,000.

(2) Pursuant to the requirements of Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, percentage ownership is calculated as if the shares subject to stock options which are currently exercisable or become exercisable within 60 days held by the persons identified in the above table had been issued to them and were outstanding as of March 9, 1996.

(3) Abaco also has the right to acquire Common Stock from the Company if the Company issues stock and the result is that Abaco beneficially owns less than 51% of the total voting power of the Company's stock. Abaco Grupo Financiero, S.A. de C.V., the parent company of Abaco, also is deemed the beneficial owner of Abaco's Common Stock.

(4) Not included are shares held by Abaco, of which the referenced person is a director and/or officer or with which the referenced person is otherwise affiliated.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     At the Annual Meeting, 16 directors will be elected to hold office until the next annual meeting and until their successors have been elected and have qualified. The nominees are listed below with brief biographies. The terms of all current directors will expire at the Annual Meeting.

     Should any nominee become unable or unwilling to accept the nomination or election, it is intended that the persons named in the enclosed proxy will vote the shares that they represent for the election of a nominee designated by the Board of Directors. At present, it is not anticipated that any nominee will not be a candidate.

     The following table sets forth the age, current positions with the Company, period of service as a director and business experience for the past five years for all of the directors of the Company, each of whom is a nominee for reelection:

                                                 AGE, BUSINESS EXPERIENCE AND
             NAME                                    OTHER DIRECTORSHIPS
             ----                                -----------------------------
Ernesto Arechavala............   Age 31; Director since 1995; Director of Administration and
                                 Finance for Abaco since 1993; Director of Operations for
                                 Abaco from 1991 to 1993.
Alexander C. Anderson.........   Age 49; Director since April 11, 1994; Research Director of
                                 Abaco since 1989.
Peter Boneparth...............   Age 36; Director since April 25, 1995; Executive Vice
                                 President and Senior Managing Director of Investment Banking
                                 for Rodman & Renshaw, Inc., the Company's principal
                                 subsidiary ("Rodman") since March 28, 1995; Managing
                                 Director of Investment Banking for Mabon Securities Corp., a
                                 financial services firm, from 1989 to March 28, 1995. Mr.
                                 Boneparth also serves as a director of Marissa Christina,
                                 Inc.
Eduardo Camarena Legaspi......   Age 45; Director since 1993; Director of International
                                 Affairs for Abaco Grupo Financiero, S.A. de C.V., parent
                                 company of Abaco ("Parent") since 1987; Chief Executive
                                 Officer of Abaco from 1991 to 1995; Director of Abaco from
                                 1985 to 1995; Director of Parent since 1992 and Director of
                                 Confia, S.A., Institucion de Banca Multiple, Abaco Grupo
                                 Financiero, Parent's commercial bank subsidiary ("Confia,
                                 S.A."), since 1991.
Charles W. Daggs, III.........   Age 48; Director, President and Chief Executive Officer of
                                 the Company and President of Rodman since April 11, 1994;
                                 Senior Managing Director, Bear Stearns & Co., Incorporated,
                                 a financial services firm, from 1991 to 1994.
William C. Dennis.............   Age 52; Director since June 20, 1996, Executive Vice
                                 President and Chief Financial Officer since May 1996;
                                 Managing Director of Market Imaging Systems, Inc. from 1989 to 1996; Chief Financial Officer of the Capital Markets
                                 Sector of Merrill Lynch & Co., a financial services firm,
                                 prior to 1989.
Jorge Antonio Garcia Garza....   Age 35; Director since 1993; General Counsel, Secretary of the Board of Directors of Parent since 1993; General Counsel of Abaco since 1985 and Secretary of Abaco's Board of
                                 Directors since 1986; General Counsel of Confia, S.A. since
                                 1992, Secretary of the Board of Directors of Confia, S.A.
                                 since 1993 and Director of Confia, S.A. since 1991.

                                                 AGE, BUSINESS EXPERIENCE AND
             NAME                                    OTHER DIRECTORSHIPS
            -----                               -----------------------------
Francis L. Kirby..............   Age 51; Director since September 8, 1994; Senior Managing
                                 Director of Retail Financial Services for Rodman since
                                 November 1995; Executive Vice President of the Company since
                                 June 24, 1994; Senior Vice President of Oppenheimer & Co.,
                                 Inc., a financial services firm, from May 1993 to June 1994;
                                 Director and Executive Vice President of the Company from
                                 1981 to 1993.
Jorge Lankenau Rocha..........   Age 52; Chairman of the Board of the Company and Director
                                 since 1993; Chairman of the Board of Parent since 1992 and of Abaco since 1985; Chief Executive Officer of Abaco from
                                 1985 to 1991; Chairman of the Board and Chief Executive
                                 Officer of Confia, S.A. since 1991.
Edwin J. McGuinn, Jr..........   Age 44; Director since 1995; Senior Managing Director of
                                 Fixed Income for Rodman since February 1996; Executive Vice
                                 President and Senior Managing Director of Equities for
                                 Rodman since March 28, 1995; Managing Director of Mabon
                                 Securities Corp., a financial services firm, from 1992 to
                                 1994; investment banker with Lehman Bros. from 1981 to 1992 with final position of Managing Director.
Thomas E. Meade...............   Age 55; Director since 1994; Founder and President of
                                 Private Capital Management, Inc., an investment management and consulting firm, since 1993; President of Fidelity
                                 Brokerage, a securities brokerage firm, from 1992 to 1993;
                                 President of Kemper Securities/Boettcher, a securities
                                 brokerage firm, from 1988 to 1992.
Rodrigo Padilla...............   Age 48; Director since 1995; Director of Parent since April
                                 1992; Director of Abaco since April 1992; Director of
                                 Confia, S.A. since April 1992.
Richard Pigott................   Age 55; Director since 1994; corporate merger and
                                 acquisition advisor and private investor since 1988. Mr.
                                 Pigott also serves as a Director of Ameriwood Industries
                                 International Corporation.
Federico Richardson Lamas.....   Age 34; Director since 1995; National Sales Manager of Abaco since 1995; investment advisor with Abaco since 1986;
                                 Director of Confia, S.A. since 1995.
David S. Ruder................   Age 66; Director since 1993; Professor of Law, Northwestern
                                 University School of Law since 1961; partner with Baker &
                                 McKenzie, an international law firm, from 1990 to 1994 and senior counsel since 1994; Chairman of the Securities and
                                 Exchange Commission from 1987 to 1989. Member of the Board of Governors of the National Association of Securities
                                 Dealers, Inc., from 1990 to 1993. Mr. Ruder also serves as a
                                 Director of Quixote Corporation.
Joseph P. Shanahan............   Age 48; Director since 1993; Executive Vice President and
                                 Chief Operating Officer of Rodman since February 8, 1996;
                                 Director of Operations and Administration for Rodman from
                                 January 2, 1996 to February 8, 1996; President of Abaco
                                 International Corp., a wholly-owned subsidiary of Abaco,
                                 from 1992 to 1996; Vice President of Rodman from January
                                 1994 to April 1994; consultant to Excalibur Management, Ltd.
                                 from 1990 to 1992.

       BOARD AND COMMITTEE MEETINGS, COMMITTEE FUNCTIONS AND COMPOSITION.

     The Board of Directors held five meetings (exclusive of committee meetings) during the year ended December 31, 1995. Each of the directors who was a member of the Board during 1995 attended at least 75% of the Board meetings that he was eligible to attend during such period. Each director who was a member of a Board committee during 1995 attended at least 75% of the meetings of each committee that he was eligible to attend as a member during such period.

     Executive Committee. The Executive Committee of the Board of Directors, which currently consists of Messrs. Ernesto Arechavala, Charles W. Daggs, III and Eduardo Camarena Legaspi, meets as required. The Executive Committee has the authority, between meetings of the Board of Directors, to take all actions with respect to the management of the Company's business that require action of the Board of Directors, except with respect to certain matters that by law must be approved by the entire Board. The Executive Committee did not meet during 1995, but its members acted by unanimous written consent once during the year.

     Audit Committee. The Audit Committee currently consists of Messrs. Thomas
E. Meade and Richard Pigott, each of whom is a director not otherwise employed by Abaco, Parent, the Company or any subsidiary of the Company or otherwise affiliated with the management of the Company or its subsidiaries. Among other matters, the Audit Committee reviews the Company's internal accounting controls and financial statements, reviews with the Company's independent accountants the scope of their audit, their report and their recommendations and recommends the selection of the Company's independent accountants. The Committee met five times during 1995.

     Compensation Committee. The Compensation Committee currently consists of Messrs. Meade and Pigott. The Compensation Committee's primary functions are to review the compensation to be received by the Company's senior executives (defined for these purposes as any Company employee whose annual salary exceeds $150,000), to monitor and modify as it deems necessary the Company's executive compensation programs, to review periodically the Company's broker payout grids, customer commission schedules and incentive based programs and to grant stock options to employees based upon recommendations of management. The Compensation Committee met eight times during 1995.

     Nominating Committee. The Nominating Committee, which currently consists of Messrs. David S. Ruder, Eduardo Camarena Legaspi and Jorge Antonio Garcia Garza, makes recommendations to the Board of Directors in regard to persons who might be considered for nomination or appointment to the Board, and with respect to persons who might be selected as executive officers of the Company. The Nominating Committee met twice during 1995. The Nominating Committee will consider nominees recommended by stockholders in compliance with the procedures set forth below under "Stockholder Proposals."

                                    * * * *

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

                                   PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors desires to obtain from the stockholders an indication of their approval or disapproval of the Board's actions in appointing Coopers & Lybrand L.L.P. as independent auditors for the Company and its subsidiaries for the year ending December 31, 1996 and to perform other accounting services. Although it is not required to do so, the Company is submitting the selection of Coopers & Lybrand L.L.P. to the stockholders for ratification.

     Coopers & Lybrand L.L.P. has acted as independent auditors for the Company and its subsidiaries since October 6, 1994. Deloitte & Touche LLP were the independent auditors for the Company for the fiscal year ended June 24, 1994. Following Abaco's acquisition of a majority interest in the Company, the Board of Directors of the Company determined that it would be cost effective for the Company and Parent to change the Company's fiscal year to coincide with that of Parent and Abaco and to engage one independent certified accountant to audit the financial statements of Parent, Abaco and the Company. Coopers & Lybrand L.L.P. is the independent auditor for Parent and Abaco.

     Deloitte & Touche LLP's report on the Company's financial statements for the fiscal years ended June 24, 1994 and June 25, 1993 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two fiscal years ended June 24, 1994 and June 25, 1993, and during the interim period from June 24, 1994, through the dismissal of Deloitte & Touche LLP, the Company had no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     During the two fiscal years ended June 24, 1994 and June 25, 1993, and during the interim period from June 24, 1994, through its dismissal, Deloitte & Touche LLP did not advise the Company:

          (a) that the internal controls necessary for the Company to develop reliable financial statements do not exist;

          (b) that information had come to such firm's attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;

          (c) of the need to expand significantly the scope of its audit, or that information had come to its attention during such period that, if further investigated, may have:

             (i) materially impacted the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements to be issued for the Transition Period (as defined below); or

             (ii) caused it to be unwilling to rely on management's representations or be associated with the Company's financial statements;

          (d) that information had come to its attention that it had concluded materially impacted the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements to be issued covering the Transition Period (as defined below).

     During the two fiscal years ended June 24, 1994 and June 25, 1993, and during the interim period from June 25, 1994, through the dismissal of Deloitte & Touche LLP, neither the Company nor anyone on the Company's behalf consulted Coopers & Lybrand L.L.P regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements.

     The Company filed with its Current Report on Form 8-K dated October 6, 1994, a letter from Deloitte & Touche LLP prepared in accordance with Item 304(a) of Regulation S-K of the Securities and Exchange Commission.

     Representatives of Coopers & Lybrand L.L.P are expected to be present at the Annual Meeting, and they will be available to respond to appropriate questions. These representatives will be given the opportunity to make a statement if they so desire.

                                    * * * *

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE BY THE COMPANY'S STOCKHOLDERS FOR RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P AS INDEPENDENT AUDITORS.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation for the year ended December 31, 1995, the "Transition Period" (as defined below), the fiscal year ended June 24, 1994, and the fiscal year ended June 25, 1993 for the following persons (the "named executive officers"): (i) the Company's chief executive officer, and (ii) the other four executive officers at December 31, 1995 with the highest total salary and bonus for 1995. In 1994, the Company changed its fiscal year from the year ending on the last Friday of

June to the calendar year. The transition period from June 25, 1994 to December 31, 1994 is referred to as the "Transition Period."

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                                                          ------------
                                                                                             AWARDS
                                                       ANNUAL COMPENSATION                ------------
                                           -------------------------------------------     SECURITIES      ALL OTHER
                                                                        OTHER ANNUAL       UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION    PERIOD      SALARY ($)    BONUS ($)    COMPENSATION ($)    OPTIONS (#)        ($)(1)
- ---------------------------  ----------    ----------    ---------    ----------------    ------------    ------------
Charles W. Daggs, III(2)...     1995         300,000      600,000               -0-              -0-            924
President and Chief          Transition
Executive Officer              Period        150,000          -0-               -0-              -0-            -0-
                                1994          68,269      500,000               -0-          100,000         10,000
Peter Boneparth(3).........     1995         153,846      650,000               -0-           20,000            -0-
Executive Vice President
Edwin J. McGuinn, Jr.(4)...     1995         153,846      500,000               -0-           20,000            -0-
Executive Vice President
Keith F. Pinsoneault(5)....     1995         150,000      100,000               -0-           20,000            924
Executive Vice President     Transition
                               Period         75,000       50,000               -0-              -0-            -0-
                                1994          13,077        8,718               -0-              -0-            -0-
David H. Shulman(6)........     1995       1,300,000          -0-            39,657           20,000            924
                             Transition
                               Period        650,000          -0-            26,182              -0-            -0-
                                1994         299,363          -0-         1,031,263            5,000            873

- ---------------
(1) Amounts included under "All Other Compensation" consist of (i) Company matching funds under the Company's Retirement and Savings Plan and (ii) in the case of Mr. Daggs, $10,000 in relocation expenses in fiscal 1994.

(2) Mr. Daggs joined the Company as President and Chief Executive Officer on April 11, 1994. The figures in the Bonus column reflect amounts paid pursuant to the terms of his employment agreement discussed below.

(3) Mr. Boneparth became an executive officer of the Company on March 28, 1995. The figure in the Bonus column reflects a bonus for 1995 paid in 1996 pursuant to the terms of his employment agreement, discussed below.

(4) Mr. McGuinn became an executive officer of the Company on March 28, 1995. The figure in the Bonus column includes a $200,000 signing bonus paid in 1995 and a $300,000 bonus for 1995 paid in 1996, both pursuant to the terms of his employment agreement, discussed below.

(5) Mr. Pinsoneault became an executive officer of the Company on May 31, 1994. He resigned effective May 31, 1996.

(6) Mr. Shulman became an executive officer of the Company on February 14, 1994. He resigned as an officer of the Company on January 29, 1996. The figures in the Other Annual Compensation column include (i) the cash value that he received in 1995 for a life insurance policy previously purchased by the Company under a discontinued employee benefit plan, and (ii) for previous periods, deferred compensation and commissions.

     The following table presents information as to stock option awards to each of the named executive officers during 1995. No stock appreciation rights were granted.

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                                                             POTENTIAL REALIZED
                                                                                              VALUE AT ASSUMED
                                                                                                ANNUAL RATES
                                     NUMBER OF      % OF TOTAL                                 OF STOCK PRICE
                                    SECURITIES       OPTIONS                                  APPRECIATION FOR
                                    UNDERLYING      GRANTED TO     EXERCISE                    OPTION TERM(1)
                                      OPTIONS      EMPLOYEES IN     PRICE      EXPIRATION    ------------------
NAME                                GRANTED (#)    FISCAL YEAR      ($/SH)        DATE       5% ($)     10% ($)
- ----                                -----------    ------------    --------    ----------    -------    -------
Charles W. Daggs, III............          --            --            --              --         --         --
Peter Boneparth..................      20,000(2)       2.43          2.00        12/07/05    103,116    237,497
Edwin J. McGuinn, Jr.............      20,000(2)       2.43          2.00        10/07/05    103,116    237,497
Keith F. Pinsoneault(3)..........      20,000(2)       2.43          2.00        10/07/05    103,116    237,497
David H. Shulman(3)..............      20,000(2)       2.43          2.00        10/07/05    103,116    237,497

- ---------------
(1) The dollar amounts is these columns project the amount that could be earned if the common stock appreciates at the annual rates indicated from the date of grant and if the options are held until the expiration dates shown. These rates of appreciation are specified by the applicable rules of the SEC and are not intended to forecast possible future actual appreciation, if any, in the Company's stock prices.

(2) Options vest at 20% per year cumulatively and are exercisable upon vesting.

(3) No longer employed by the Company. Options have been canceled.

     The following table provides information as to the number and value of the options held by each named executive officer at December 31, 1995. The Company has not granted stock appreciation rights.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                               NUMBER OF
                                                                              SECURITIES        VALUE OF
                                                                              UNDERLYING       UNEXERCISED
                                                                              UNEXERCISED     IN-THE-MONEY
                                                                              OPTIONS AT       OPTIONS AT
                                                                              FY-END (#)      FY-END ($)(1)
                                              SHARES ACQUIRED     VALUE      EXERCISABLE/     EXERCISABLE/
                                              ON EXERCISE (#)    REALIZED    UNEXERCISABLE    UNEXERCISABLE
                                              ---------------    --------    -------------    -------------
Charles W. Daggs, III......................          --             --           -/100,000         -/-
Peter Boneparth............................          --             --            -/20,000         -/-
Edwin J. McGuinn, Jr.......................          --             --            -/20,000         -/-
Keith F. Pinsoneault(2)....................          --             --            -/20,000         -/-
David H. Shulman(2)........................          --             --        9,600/26,400         -/-

- ---------------
(1) All options listed in the table were out of the money at December 31, 1995, based on a closing stock price of $1.75 per share on such date.

(2) No longer employed by the Company. Options have been canceled.

REMUNERATION OF DIRECTORS

     Directors who are not otherwise employed by Parent, Abaco, the Company or a subsidiary of the Company are entitled to receive:

     - $2,500 for each meeting of the Board of Directors attended in person;

     - $500 for each meeting of the Board of Directors attended by telephone;

     - $2,500 for each meeting of a committee of the Board of Directors attended in person (unless such meeting is on the same day as a meeting for the Board of Directors); and

     - $500 for each meeting of a committee of the Board of Directors attended by telephone;

provided that such directors receive a minimum remuneration of $25,000 per fiscal year. Such directors also receive an automatic grant of 7,500 stock options each year with an exercise price equal to the market price of the Company's common stock on the date of grant. The options fully vest after a period of one year and terminate when the grantee ceases to be a director. Directors who are otherwise employed by Parent, Abaco, the Company or a subsidiary of the Company are not entitled to any additional compensation for serving as directors.

EMPLOYMENT AND OTHER AGREEMENTS

     Mr. Daggs' employment agreement is discussed below in the Compensation Committee Report on Executive Compensation under the heading "Chief Executive Officer."

     Rodman entered into a three-year employment agreement with Peter Boneparth effective March 28, 1995, pursuant to which Mr. Boneparth became head of Rodman's investment banking group. Under the terms of the agreement, Mr. Boneparth received a $650,000 bonus paid in February, 1996. Mr. Boneparth receives a guaranteed base salary of $200,000 per year. In addition, for 1996 and 1997 he will receive a guaranteed bonus equal to the greater of (i) $650,000 or (ii) 14% of the total pre-tax profit (as defined in the agreement) (the "Profit Bonus") of Rodman's investment banking group plus 25% of certain revenues generated by him and allocated to the investment banking group. Each bonus to which Mr. Boneparth may be entitled for a partial fiscal year shall be pro rated. In the event that Rodman terminates Mr. Boneparth's employment upon a sale or change in control of Rodman, Rodman must (i) continue to pay Mr. Boneparth's salary and any minimum guaranteed bonuses to which he otherwise would have been entitled through the earlier of March 25, 1998, or the one-year anniversary of his death, and (ii) pay to Mr. Boneparth any Profit Bonus to which he otherwise would have been entitled in respect of the portion of the fiscal year completed prior to the sale or change of control.

     Rodman entered into a two-year employment agreement with Edwin J. McGuinn, Jr. effective April 1, 1995, pursuant to which Mr. McGuinn became Senior Managing Director of Rodman's institutional equity department. Under the terms of the agreement, Mr. McGuinn received a $200,000 signing bonus in 1995. Mr. McGuinn receives a guaranteed base salary of $200,000 per year. In addition, in February, 1996, he received a bonus of $300,000. By February 14, 1997, he will be entitled to receive a bonus equal to the greater of (i) $300,000, or (ii) the sum of 1.5% of certain revenues derived from equity commissions and public offerings, 10% of the foregoing revenues less direct expenses and certain allocated expenses (as defined in the agreement), 6% of certain revenues derived from Rodman's investment banking group less direct expenses and certain allocated expenses (as defined in the agreement), and 25% of any profit during the first year of operation from any business group of the Company not in existence at the time of execution of the agreement and brought into the Company due to his efforts. Each bonus to which Mr. McGuinn may be entitled for a partial fiscal year shall be pro rated. In the event that Rodman terminates Mr. McGuinn's employment upon a sale or change in control of Rodman, Rodman must continue to pay Mr. McGuinn's base salary and applicable bonuses through the earlier of April 1, 1997, or the one-year anniversary of his death.

     On February 14, 1994, Rodman entered into an employment agreement with David H. Shulman, pursuant to which Mr. Shulman assumed the position of Managing Director of the Fixed Income Group of Rodman. Under the agreement, Mr. Shulman received fixed compensation of $1.3 million per year and was entitled to additional compensation equal to 15% of any net pretax profits of the Fixed Income Group. The agreement was for a term of three years commencing February 14, 1994. However, Mr. Shulman resigned from Rodman on January 29, 1996, therefore, Rodman's payment obligations under the contract have terminated.

     On May 14, 1996, the Company entered into an employment agreement with William C. Dennis pursuant to which Mr. Dennis assumed the position of Chief Financial Officer of the Company. Under the agreement, Mr. Dennis receives base salary at the annual rate of $150,000, a $100,000 bonus subject to one year of employment by the Company, a $150,000 interest-free loan forgivable over three years subject to continued employment by the Company, and options to purchase 100,000 shares of Common Stock at $2.00 per share.

     Effective May 31, 1996, Rodman entered into an agreement with Keith F. Pinsoneault which provided for, among other things, severance payments in the aggregate amount of $62,500. Mr. Pinsoneault also agreed to perform consulting services as required by Rodman during the period ending November 30, 1996 in consideration of compensation in the aggregate amount of $62,500.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH



               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
Rodman & Renshaw Capital Group, Standard & Poors 500 And Value Line's Securities
                               & Brokerage Index
                    (Performance Results Through 12/31/95)

                   Rodman & Renshaw Capital Group    Standard & Poors 500     Securities & Brokerage
$400    1990                    $100.00                         $100.00                 $100.00
$350    1991                    $117.24                         $130.55                 $222.71
$300    1992                    $148.28                         $140.72                 $228.48
$250    1993                    $200.00                         $154.91                 $309.06
$200    1994                    $107.06                         $157.39                 $264.75
$150    1995                    $ 48.35                         $216.42                 $364.05
$100
$ 50
$  0

Assumes $100 invested at the close of trading 12/90 in Rodman & Renshaw Capital Group common stock, Standard & Poors 500, and Value Line's Securities & Brokerage Index.
*Cumulative total return assumes reinvestment of dividends.

                                                       Source:  Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.


     The issuers included in the Securities & Brokerage Index are: The Advest Group, Alex. Brown & Sons, Bear Stearns, A.G. Edwards, Inter-Regional Financial Group, Legg Maxon, Merrill Lynch & Co., Morgan Stanley Group, Paine Webber Group, The Quick & Reilly Group, Raymond James Financial, Salomon Inc. and Charles Schwab.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPOSITION OF COMMITTEE

     The Compensation Committee is composed solely of directors of the Company who (i) qualify as independent directors under New York Stock Exchange rules and
(ii) are not and have not been connected with the Company, Parent or any of their respective affiliates as an officer, employee, trustee, partner or director (other than of the Company).

EXECUTIVE COMPENSATION OVERVIEW

     On December 22, 1993, Abaco acquired a majority of the Company's outstanding shares through a tender offer (the "Change of Control"). Since the Change of Control, the Company has substantially changed its senior management team, as a result of which all of the Company's current executive officers have become such since the Change of Control. Each executive officer separately negotiated the terms of his employment with the Company prior to accepting such employment. In some cases, the Company is bound contractually to the terms of compensation for a period of two or more years.

     Compensation of each executive officer is based upon one or some combination of the following components: salary, guaranteed bonus, performance-based bonus, commissions and stock options. The amount of each component and the percentage of total compensation that it constitutes varies with each executive officer because, as stated above, they were the product of individual negotiations. Factors influencing the negotiations included the position to be filled by the executive officer, his previous experience and the amount and components of compensation earned by persons in such position at comparable companies within the industry. (Comparisons with other companies were informal, and the companies compared were not necessarily those included in the Company's stock performance graph on page 12.) Generally, a portion of the compensation of executive officers hired to head potentially profit-making operations within the Company is linked to some objective financial measure from those operations. Initial compensation for persons responsible for administrative functions has been weighted heavily toward salary.

     The Compensation Committee has reviewed the terms of employment for all senior executives hired since the committee was appointed on April 11, 1995. (The full Board of Directors has approved the terms in several instances, but it has not modified or rejected any action or recommendation of the Compensation Committee.) The goal of the Compensation Committee has been to attract highly skilled individuals to the Company. Because the Company was undergoing significant change at the time that it hired most of the current executive officers, the Compensation Committee determined that in some cases the Company would need to offer guaranteed compensation in order to appeal to executives with the talent and experience that the Company was seeking.

     A substantial portion of the compensation of each executive officer who was a registered representative or revenue producer during the Transition Period was a percentage of brokerage commissions generated by such executive officer. The percentage was determined by a grid, based on the investment products sold and the total sales volume of the executive officer during 1995. In certain cases, the grid payout was temporarily enhanced as a hiring inducement.

     The Compensation Committee is reviewing the compensation arrangements throughout the Company including a more formal comparison with other companies in the industry. The current objective of the Committee is to work with management of the Company to establish, subject to existing contractual commitments, competitive compensation arrangements which have a significant link to profitability of the Company as a whole.

CHIEF EXECUTIVE OFFICER

     During 1995, the compensation of Charles W. Daggs, III, President and Chief Executive Officer of the Company, was based entirely upon the terms of the employment agreement that he negotiated with the Company as a condition to his commencement of employment. He began his employment on April 11, 1994.

Under the terms of his agreement, Mr. Daggs was entitled to receive a base salary of $300,000 per year. His base salary during the year 1995 totaled $300,000.

     Under the terms of his agreement, Mr. Daggs was eligible to receive performance-based compensation for each of the two twelve-month periods commencing July 1, 1994 and July 1, 1995 based on the Company's income before taxes ("IBT") for such periods. (At the time the Company and Mr. Daggs entered into his agreement, these periods coincided with the Company's fiscal years. The Company has since changed its fiscal year to a calendar year, as discussed above.) The performance goal and the performance-based compensation that Mr. Daggs would receive were as follows:


IBT                                   PERFORMANCE-BASED COMPENSATION
- ---                                   ------------------------------
(Without Giving Effect to
  Performance-Based Compensation)
$0 -- $5,000,000...................   5% of IBT
$5,000,000.01 -- $10,000,000.......   $250,000 plus 7.5% of IBT exceeding $5,000,000
$10,000,000.01 -- $15,000,000......   $625,000 plus 10% of IBT exceeding $10,000,000
More than $15,000,000..............   $1,125,000 plus percentage of IBT exceeding $15,000,000
                                      to be determined by the Board of Directors of the
                                      Company but not to exceed 5%

     Notwithstanding the foregoing, the agreement provided that the performance-based compensation for each of the two twelve-month periods would be no less than $600,000. Since no bonuses were earned under the agreement, Mr. Daggs received $600,000 on each of June 30, 1995 and June 30, 1996. His performance goal was approved by the Company's stockholders at its annual meeting held on June 1, 1994.

     Pursuant to the terms of his agreement, the Company also granted to Mr. Daggs options to purchase 100,000 shares of Common Stock at a price of $6.50 per share, the fair market value of the Common Stock on his first day of employment. 50% of such options became exercisable on June 30, 1996, and the remaining 50% will be exercisable on June 30, 1997, provided that Mr. Daggs is employed by the Company on such date. The purpose of the grant was to link a portion of Mr. Daggs' compensation to the performance of the Company's stock.

     Mr. Daggs' employment agreement expired by its terms on June 30, 1996. His present salary remains payable at the rate of $300,000 per year. Consistent with the objective of the Compensation Committee discussed above, it is anticipated that any future bonus arrangements for Mr. Daggs will be based upon the performance of the Company without guaranteed minimum.

POLICY WITH REGARD TO DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Internal Revenue Code Section 162(m) and the regulations thereunder generally limit to $1 million a public corporation's annual federal tax deduction for compensation (including stock-based compensation such as options) paid to certain top executive officers. Under the regulations, however, qualified performance-based compensation is not subject to the $1 million limitation if it meets certain requirements and if the terms of the performance goal are approved by the stockholders of the corporation. The Company obtained stockholder approval of Mr. Daggs' previous performance-based compensation and the Company's two current stock option plans. It evaluates the advisability of obtaining stockholder approval of other performance-based compensation on a case-by case basis.

                                          COMPENSATION COMMITTEE

                                          Thomas E. Meade
                                          Richard Pigott

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 22, 1994, the Company borrowed $10 million from Confia, S.A. During 1995, the Company obtained additional loans from Confia, S.A. in an aggregate amount of $16.5 million. The Company required the additional loans in order to continue to conduct its business because its losses were eroding its net capital. On December 4, 1995, the Company paid all interest due on the loans and consolidated the principal amounts, totaling $26.5 million, into a single note due June 3, 1996 and bearing interest at an annual rate of 12%. The loan was extended at the same interest rate pursuant to a note due December 2, 1996.

     The Company entered into a Note Conversion Agreement with Confia, S.A. dated September 29, 1995 and amended November 10, 1995, pursuant to which Confia, S.A. has the right to convert all or a portion of the Company's outstanding indebtedness to equity in the Company. The number of shares of common stock to be issued upon a conversion would be determined by dividing the amount of indebtedness to be converted by the book value per share of common stock as of the end of the Company's most recent fiscal quarter (provided, however, that if such book value per share were equal to or less than $.09, which is the par value per share of the common stock, the denominator would be $.09). Indebtedness is convertible only if the conversion receives stockholder approval or if the conversion is made in connection with a rights offering to all stockholders at the same effective per share price for a number of shares proportional to the number to be issued upon the conversion. Confia, S.A. may transfer the conversion right to Abaco or another corporation within the Abaco group of affiliated companies.

     In addition, in December 1995, the Company issued to Abaco 50 shares of non-voting preferred stock at a price per share of $100,000, which shares are convertible into Company common stock. In a conversion, the $5 million preferred stock purchase price would be divided by the book value per share of common stock as of the end of the most recent month to determine the number of shares of common stock to be issued (provided, however, that if such book value per share were equal to or less than $.09, which is the par value per share of the common stock, the denominator would be $.09). The preferred stock is convertible only in connection with a rights offering to all stockholders at the same effective per share price for a number of shares proportional to the number to be issued upon conversion at a price per share equal to such book value per share or par value, as the case may be. Accordingly, in the event of such a rights offering, each stockholder would have the opportunity to purchase a sufficient number of shares at the offering price to maintain his or her percentage ownership of the Company.

     On February 9, 1996, the Company also received a letter from Parent whereby Parent agreed to continue to unconditionally support the Company and Rodman for the next year, up to and including March 31, 1997. Such support may include, with previous receipt of requisite approvals from Mexican governmental authorities, infusions of capital, conversion of short-term debt to long-term debt or conversion of short or long-term debt to equity, if required, to continue to sustain Rodman's operations and allow it to maintain the required net capital pursuant to the SEC's Uniform Net Capital Rule 15c3-1. To that end, Parent agreed to provide the Company with a total of $9.5 million in equity capital in March and April, 1996. On March 29, 1996, it provided $5 million, and on April 30, 1996, the remaining $4.5 million, through the purchase by Abaco of 50 and 45 additional shares, respectively, of non-voting preferred stock at a price per share of $100,000. On April 30, 1996, Abaco provided the remaining $4.5 million through the purchase of 45 additional shares of non-voting preferred stock at a price per share of $100,000. The terms of such shares are identical to those of the preferred stock issued in December 1995, as discussed above. At June 30, 1996, the book value per share of the Company's common stock was approximately $0.60. Full conversion of the Company's preferred stock held by Abaco at such price, assuming only Abaco's exercise of its conversions rights, would entail the issuance of approximately 24 million shares of common stock. In the event that such conversion were made at a time when the book value per share of the Company's common stock was less than $0.09, the conversion would entail the issuance of approximately 260 million shares of common stock. In the event that the Company's outstanding indebtedness to Confia also were converted, such conversion would entail the issuance of an additional 44 million shares of common stock if the book value per share were $0.60 and 295 million shares of common stock if such book value was less than $0.09 per share.

     During the fourth quarter of 1995, the Company finalized an equipment leasing arrangement for approximately $6 million in financing in order to minimize the impact of its Chicago and New York office relocations on its liquidity. Confia, S.A. issued a standby letter of credit for the account of the Company in the amount of $6 million as additional security for the financing. If the letter of credit were drawn down, the resulting $6 million of indebtedness that the Company would owe Confia, S.A. would carry the same conversion rights as the Company's current indebtedness to Confia, S.A. described above.

     Abaco International Corporation, a wholly-owned subsidiary of Parent based in New York ("AIC"), subleases from the Company a portion of the New York office space leased by the Company. Under the sublease, AIC is required to pay annual rent to the Company in an amount that is a percentage of the total rent that the Company pays under its lease equal to the percentage of the Company's total space occupied by AIC. AIC's total rent for 1995 was $275,312. Its total rent for 1996 is expected to be $130,080. Under the sublease, AIC also is required to pay operating expenses and other payments charged to the Company by the landlord under the Company's lease. The sublease expires on May 31, 1998.

     In June 1996 Constructora Maiz Mier, S.A. de C.V., the landlord of Confia, S.A.'s principal office building in Monterrey, Mexico, entered into a structured financing transaction pursuant to which bonds were issued by a trust supported by Confia S.A.'s payment obligations under the office lease. The Chairman of the Board and the General Manager of the landlord are directors of Abaco, Confia, S.A. and Parent and said chairman owns approximately 4.8% of the outstanding capital stock of Parent. Rodman received a placement fee of $440,000 in connection with such transaction. Pursuant to a prior fee-splitting understanding between Rodman and Abaco, half of the fee was paid to Abaco because Abaco had referred the business to Rodman.

     Rodman and Abaco currently are holding discussions as to establishing a commission sharing arrangement for accounts of non-U.S. citizens.

     David S. Ruder, a Director of the Company, is Senior Counsel to Baker & McKenzie. Baker & McKenzie performs legal services for the Company, Abaco and Parent.

     As a matter of policy, the Company does not intend to make any loans to directors or executive officers of the Company other than in margin transactions conducted in the ordinary course of the business or interest-free forgivable loans which are compensatory in nature and generally granted as an inducement to accept employment. By their terms, such forgivable loans become repayable only if the employee does not remain in the employ of the Company for a specified period. In October 1994, Francis L. Kirby received such a loan in the amount of $206,496 which has been forgiven by its terms. William C. Dennis also received a forgivable loan. See "EXECUTIVE COMPENSATION -- Employment and Other Agreements." Certain directors and executive officers of the Company may maintain margin accounts with Rodman pursuant to which Rodman may make loans for the purchase of securities. All margin loans are made in the ordinary counsel of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of the Company's common stock to file initial stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company must also be furnished with a copy of these reports. Based on Company records, Francis L. Kirby, a director and executive officer of the Company, filed one late report during 1995 with respect to one transaction. Rodrigo Padilla and Ernesto Arechavala, directors of the Company, each filed one late Form 3 Initial Statement of Beneficial Ownership of Securities. Edwin J. McGuinn, Jr., a director and executive officer of the Company, filed one late report during 1996 with respect to one transaction in 1995.

                             STOCKHOLDER PROPOSALS

     Any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its annual meeting in 1997 must do so no later than April 24, 1997 or such other date as the Company may determine in accordance with applicable rules of the Securities and Exchange Commission.

     The By-Laws of the Company require that a stockholder intending to nominate any person for election as a director of the Company must deliver written notice thereof to the Secretary of the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. The notice must set forth certain information concerning such stockholder and his nominee(s), including their names and addresses, a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the stockholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge any nomination not made in compliance with the foregoing procedure.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Company has no knowledge of any business other than the matters described above that will be presented at the Annual Meeting on September 24, 1996. If any other business should come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares that they represent.

     The Annual Report to Stockholders for the year ended December 31, 1995 is being mailed to the stockholders contemporaneously with this Proxy Statement and is a part of the proxy solicitation material.

                                          By order of the Board of Directors

                                          Gilbert R. Ott, Jr.
                                          -------------------
                                          Gilbert R. Ott, Jr.
                                          Secretary
Rodman & Renshaw Capital Group, Inc.
233 South Wacker Drive
Chicago, Illinois 60606

August 23, 1996

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OF
                      RODMAN & RENSHAW CAPITAL GROUP, INC.

                               SEPTEMBER 24, 1996

                      THIS PROXY IS SOLICITED ON BEHALF OF
          THE RODMAN & RENSHAW CAPITAL GROUP, INC. BOARD OF DIRECTORS

         The undersigned hereby appoints Gilbert R. Ott, Jr. and William C. Dennis, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Rodman & Renshaw Capital Group, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Rodman & Renshaw Capital Group, Inc., Chicago, Illinois, on Tuesday, September 24, 1996 at 9:00 A.M., or at any adjournment thereof, upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

        ITEM 1 -- Election of Directors.              / / FOR ALL NOMINEES                             / / WITHHELD FOR ALL
                                                          (except as marked to  the contrary below)

        Alexander C. Anderson, Ernesto Arechavala, Peter Boneparth, Eduardo Camarena Legaspi, Charles W. Daggs, III, William C. Dennis, Jorge Antonio Garcia Garza, Francis L. Kirby, Jorge Lankenau Rocha, Edwin J. McGuinn, Jr., Thomas E. Meade, Rodrigo Padilla, Richard Pigott, Federico Richardson Lamas, David S. Ruder, Joseph P. Shanahan

        WITHHELD FOR: (Write nominee's name on line below.)

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         ITEM 2 -- Ratification of Auditors.

             / / FOR            / / AGAINST            / / ABSTAIN

                 (Continued and to be signed on the other side)

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         PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON
     ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, PLEASE SIGN BELOW; NO BOXES NEED TO BE CHECKED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN
     FAVOR OF ALL DIRECTOR NOMINEES AND OF ITEM 2.

                                             Date
                                                 --------------------------

                                             ------------------------------
                                                      Signature(s)

                                             ------------------------------

                                             NOTE: Please sign as name
                                             appears hereon. Joint owners
                                             should each sign. When signing
                                             as attorney, executor,
                                             administrator, trustee or
                                             guardian, please give full
                                             title as such.

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